                                [EXHIBIT 10.10C]

                                MATERIAL CONTRACT

[ ]  DBE   [ ]  WBE  [ ]  Minority Requirement N/A

Taxpayer Account No. 87-0222611                  Job No.               264-002
Project I-15 Corridor                            Material Contract No. MC-0022

      THIS AGREEMENT, made this 12th day of September, 1997, by and between WASATCH CONSTRUCTORS, A JOINT VENTURE, 480 North 2200 West, Salt Lake City, Utah 84116, (801) 594-6400, hereinafter called the "Contractor", and GENEVA ROCK PRODUCTS, INC., Address: 1565 West 400 North (P.O. Box 538); Orem, Utah 84057,
Phone: (801) 765-7800, hereinafter called the "Seller".

                                   WITNESSETH:

      SECTION 1. THE WORK. The Seller agrees to furnish all material set forth in "Section 2" hereof necessary in the construction of the I-15 Corridor Reconstruction Project for the Utah Department of Transportation, hereinafter called the "Owner", for the design construction and maintenance of approximately twenty six kilometers of the I-15 Corridor from 10800 South to 600 North, including interchanges, additional lanes and other related work in the Salt Lake City area, together with certain equipment and systems related thereto, in accordance with the terms and provisions of the Prime Contract between the Owner and the Contractor, dated April 15, 1997, and the Seller agrees to be bound to the Contractor by the terms and provisions thereof.

      (a) The term "Prime Contract" as used herein refers to all the general, supplementary and special conditions, drawings, specifications, amendments, modifications and all other documents forming or by reference made a part of the contract between Contractor and Owner.

      (b) Seller, by signing this Contract, acknowledges that it has independently assured itself that all of the Prime Contract documents have been available to it, and confirms that it has examined all such documents and agrees that all of the aforesaid Prime Contract documents shall be considered a part of this Contract by reference thereto. Seller agrees to be bound to Contractor and Owner by the terms and provisions thereof so far as they apply to the work hereinafter described, unless otherwise provided herein.

      (c) In the event Contractor is a joint venture/partnership of two or more entities, the term "Contractor" as used throughout this Contract shall include the joint venture/partnership and each of the entities comprising the joint venture/partnership.


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      SECTION 2. MATERIAL TO BE PROVIDED. It is agreed that Seller shall furnish the following material, together with all work, supplies and facilities (the "Work") necessary for complete performance and acceptance in exact accord with the Prime Contract:

                                SEE ATTACHMENT A

      SECTION 3. PAYMENT. (a) Contractor agrees to pay Seller the sum of, TEN MILLION TWO HUNDRED SIXTY-FIVE THOUSAND TWO HUNDRED FIFTY AND 00/100** Dollars ($10,265,250.00), subject to adjustments as required by differences between any approximate and actual quantities for unit price items, and any additions and deletions for changes as provided in Section 4. Unless otherwise provided for herein, such sum shall include all taxes and freight, with delivery to be F.O.B. jobsite with freight prepaid to jobsite.

      (b) Partial payments will be made to Seller each month in an amount equal to 95 percent of the value of materials delivered to the site, computed on the basis of the prices set forth above, of the quantity as estimated by Contractor, less the aggregate of previous payments made hereunder, but such partial payments shall not become due to Seller until 7 days after Contractor receives payment for such materials from Owner. If Contractor receives payment from Owner for less than the full value of materials delivered to the site but not yet incorporated into the work, the amount due to Seller on account of such materials delivered to the site shall be proportionately reduced. No partial payment to Seller shall operate as approval or acceptance of the materials by Owner, Contractor will make final payment to Seller of the balance due him under this Contract 30 days after full payment for such materials has been received by Contractor from Owner.

      (c) Contractor may deduct from any amounts due or to become due to Seller any sum or sums owed by Seller or Seller's affiliated entities to Contractor or Contractor's affiliated entities, and in the event of any breach by Seller of any provision or obligation of this Contract, or in the event of the assertion by other parties of any claim or lien, including but not limited to third party claims, levies or garnishments against Contractor or the premises arising out of Seller's performance of this Contract, Contractor shall have the right to retain out of any payments due or to become due to Seller an amount sufficient to completely protect Contractor from any and all loss, damage or expense therefrom, until the situation has been satisfactorily remedied or adjusted by Seller.

      SECTION 4. CHANGES. Contractor may at any time by written order of Contractor's authorized representative, and without notice to Seller's sureties, make changes in, additions to and deletions from the materials to be furnished under this Contract, and Seller shall promptly proceed with the performance of this Contract as so changed.

      (a) For changes in the Prime Contract that have been initiated by Owner, for acts or omissions of Owner and for defects in the Prime Contract, Seller shall submit any claims it may have, including notice thereof, for adjustment in the price, schedule or other provisions of the Contract to Contractor in writing in sufficient time and form to allow Contractor to process such claims within the time and in the manner provided for and in accordance with the applicable


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provisions of the Prime Contract. Seller agrees that it will accept such adjustment, if any, received by Contractor from Owner as full satisfaction and discharge of such claim.

      (b) For changes directed by Contractor which are not provided for under
Section 4(a) above, Seller shall be entitled to an adjustment in the Contract price, provided Seller gives Contractor written notice of its intent to claim such an adjustment prior to performing such changes. Failure to provide such notice shall be deemed to prejudice Contractor and to constitute a waiver of such claims by Seller.

      SECTION 5. PROSECUTION OF THE WORK. (a) Seller shall prosecute the Work undertaken in a prompt, efficient and workmanlike manner so as to promote the general progress of the entire construction, and shall not, by delay or otherwise, interfere with or hinder the Work of Contractor or any other seller. The time of performance of the Work by Seller is of the essence and Seller agrees to reimburse Contractor for any and all liquidated and/or actual damages that may be assessed by Owner against Contractor which are attributable to or caused by Seller's failure to perform the Work required by this Contract within the time fixed or in the manner provided for herein. Seller also agrees to pay to Contractor any increased costs or other damages Contractor may sustain by reason of such delay by Seller, whether or not liquidated or actual damages are assessed by Owner. The payment of such damages shall not release Seller from its obligations to fully perform this Contract.

      (b) In the event Seller fails to comply with the provisions herein and the failure is not corrected within forty-eight (48) hours after written request by Contractor to Seller, Contractor may, without prejudice to any other right or remedy, including the right to terminate this Contract for default, furnish or secure elsewhere the necessary materials to remedy the situation, at the expense of Seller, including attorneys' fees. Acceptance of Seller's work shall not act as a waiver of Contractor's right to recovery hereunder for any non-conforming or faulty work or materials of Seller.

      (c) If the Prime Contract is terminated for the convenience of Owner, the termination settlement under this Contract shall be as provided in the Prime Contract. Seller shall not be entitled to receive any greater amount than Contractor may on behalf of Seller recover from Owner for such termination.

      (d) In no event shall Contractor be liable to Seller for consequential damages.

      SECTION 6. DELAYS. (a) In the event Seller's Performance of this Contract is significantly delayed or interfered with by acts of Owner, Contractor or other subcontractors, it may request an extension of the time for the performance of same, as hereinafter provided, but shall not be entitled to any increase in the Contract price or to damages or additional compensation as a consequence of such delays or interference, except to the extent that the Prime Contract entitles Contractor to compensation for such delays, and then only to the extent of any amounts that Contractor may, on behalf of Seller, recover from Owner for such delays.

      (b) No allowance for an extension of time for any cause whatsoever shall be claimed by, or granted to, Seller unless Seller shall have made written request upon Contractor for such extension within forty-eight (48) hours after the event giving rise to such request or, if the Prime Contract provides for a shorter period, within sufficient time to permit Contractor to give notice to Owner within the time allowed by the Prime Contract for such notice.


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      (c) No allowance of an extension of time shall, in any event, be made to
Seller, for delay by Seller in preparing his drawings, or in securing approval of Owner thereto when such drawings are not properly prepared for approval of Owner, or when Seller by the exercise of reasonable diligence or good business judgment could have anticipated and avoided the delay. All drawings of Seller must be submitted for approval of Owner through the Contractor's office.

      SECTION 7. INSURANCE. Seller shall maintain at all times the following minimum insurance: (a) Worker's Compensation - Statutory limits, and Employers' Liability - limit of $1,000,000 each occurrence; (b) Automobile Liability - combined bodily injury and property damage limit of $1,000,000 each accident;
(c) Commercial General Liability (including contractual coverages) - combined bodily injury and property damage limit of $1,000,000 each occurrence. When requested, Seller shall furnish evidence satisfactory to Contractor that such insurances are in effect. Coverage outlined above shall protect Seller, Contractor and Owner and all coverages shall contain a waiver of subrogation in favor of Contractor and Owner. Any such insurance shall be regarded as primary insurance underlying any other applicable insurance maintained by Contractor and/or Owner.

      SECTION 8. INDEMNITY. To the fullest extent permitted by law, Seller further specifically obligates itself to Contractor, Owner and any other party required to be indemnified under the Prime Contract, jointly and severally, in the following respects, to-wit:

      (a) to release, defend, and indemnify them against and save them harmless from any and all claims, suits, liability, expense or damage for any alleged or actual infringement or violation of any patent or patented right, arising in connection with this Contract and anything done thereunder;

      (b) to release, defend, and indemnify them against and save them harmless from any and all claims, suits or liability for damages to property including loss of use thereof, injuries to persons, including death, and from any other claims, suits or liability on account of acts or omissions of Seller, or any of its subcontractors, suppliers, officers, agents, employees or servants, whether or not caused in part by the active or passive negligence or other fault of a party indemnified hereunder; provided however, Seller duty hereunder shall not arise to the extent such claims, suits or liability, injuries or death or other claims or suits are caused by the negligence of a party indemnified hereunder unless otherwise provided in the Prime Contract. Seller's obligation hereunder shall not be limited by the provisions of any Workers' Compensation act or similar statute.

      (c) to pay for all materials furnished and Work and labor performed under this Contract, and to satisfy Contractor thereupon whenever demand is made, and to defend and indemnify Contractor, Owner and other indemnified parties against and save them and the premises harmless from any and all claims, suits or liens therefor by others than Seller.

      To the fullest extent permitted by law, Seller shall defend and indemnify Contractor, Owner and other indemnified parties against, and save them harmless from, any and all loss, damage, costs, expenses and attorneys' fees suffered or incurred on account of any breach of any other provision or covenant of this Contract. Notwithstanding the above, Contractor at its discretion, reserves the right to defend any one or all of the indemnified parties and itself. Such


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election to defend by Contractor shall not in any way limit Seller's responsibility to indemnify and hold harmless as provided herein.

      In the event that the Contractor is obligated to indemnify the Owner pursuant to a contract, the Seller is further responsible for damages apportioned to Owner in cases of comparative negligence or fault, where any portion of such damage is also apportioned to the Seller or anyone directly or indirectly employed by Seller or anyone for whose acts or omissions that Seller may be liable. In such circumstances, Seller shall be obligated to the Owner for a pro rate share of the damages, losses, and expenses attributable to the Owner on the proportional share of fault of each of the parties found to be at fault for the claim, damage, loss, or expense so long as the parties found to be at fault are acting as a construction manager, general contractor, subcontractor, sub-subcontractor, or supplier with respect to the Work and so long as the claim, damage, loss, or expense did not arise at the time and during the phase of the work when the Owner was operating as a construction manger, general contractor, subcontractor, sub-subcontractor, or supplier all as required by Utah Code Ann. Section 13-8-1, et seq.

      SECTION 9. COMPLIANCE. Seller must obtain and pay for all permits, licenses, tests and official inspections necessary to his performance under this Contract, and shall comply with all laws, ordinances and regulations, including, but not limited to, all applicable provisions required by the Prime Contract and all local regulations and building codes, bearing on the production of Seller's material and the delivery thereof.

      SECTION 10. DISPUTES. (a) In case of any disputes between Seller and Contractor, Seller agrees to be bound to Contractor to the same extent that Contractor is bound to Owner both by the terms of the Prime Contract and by any and all decisions or determinations made thereunder by the party or board as authorized in the Prime Contract.

      (b) Any dispute between Contractor and Seller which cannot be brought under Section 10(a) shall be decided by Contractor whose decision thereon shall be final and conclusive. Seller shall proceed diligently with the Work, pending final determination pursuant to this or any other Disputes clause or pursuant to any other action taken with respect to a claim or claims. In the event any dispute leads to litigation or arbitration, the prevailing party shall be entitled to all costs, expenses and attorneys' fees.

      SECTION 11. ASSIGNMENT. Seller shall not assign this contract or any part thereof without the written consent of Contractor.

      SECTION 12. WARRANTIES. Seller warrants to Contractor that the materials shall be free from all defects, shall be of the quality specified, shall be fit and appropriate for the purpose intended and shall conform to the provisions, specifications, performance standards, drawings, samples or other descriptions contained herein or in the Prime Contract, and agrees to make good, at its own expense, any defect in materials which may occur or develop prior to Contractor's release from responsibility to Owner. Seller's warranty shall in all respects meet the terms of the warranty requirements of the Prime Contract for the materials and services ordered, for one year or longer as otherwise required.


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      SECTION 13. BONDING. Seller shall furnish a Supply Bond in an amount equal to the full Contract price. Such bond shall be on a form furnished by, and with a surety satisfactory to, Contractor. Premium for such bond shall be paid by Seller unless otherwise agreed upon in writing by the parties hereto.

      SECTION 14. COMPLETE AGREEMENT. This Contract sets forth the entire agreement of the parties. Contractor assumes no responsibility for any understanding or representation made by any of its officers or agents prior to the execution of this Contract, unless such understanding or representation by Contractor is expressly stated in this Contract. Unless specifically referenced herein and attached hereto, no proposals or terms of any nature submitted by Seller shall be of any effect.

      SECTION 15. ADDITIONAL PROVISIONS. The attached "Section 15 - Additional Provisions" are hereby specifically included as part of this Material Contract.

      IN WITNESS WHEREOF, the parties hereto have executed this Contract by their proper officers or other authorized representatives.

WASATCH CONSTRUCTORS                      GENEVA ROCK PRODUCTS, INC.
A JOINT VENTURE

BY:                                       BY:
   ---------------------------------         -----------------------------------
   (Contractor)                              (Seller)
    W.H. (Bill) Murphy


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

I-15 Corridor Reconstruction Project      SELLER:  _____________________________
Job No. 264-0002                          MATERIAL CONTRACT NO.:  ______________
                                          MATERIAL CONTRACT DATE: ______________

                                 ATTACHMENT "A"

                                  SCOPE OF WORK

                                         EST.              UNIT           APPROX.
ITEM #              DESCRIPTION          QTY       UNIT    PRICE           TOTAL
------              -----------        -------     ----    ------     --------------
  1        3000 PSI CLASS A(AE)         10,000     CY      $57.60     $   576,000.00
  2        4000 PSI CLASS AA(AE)       130,000     CY      $59.60     $ 7,748,000.00
  3        4000 PSI 5% SILICA           20,000     CY      $76,50     $ 1,530,000.00
  4        4000 PSI 5% SILICA/HRWR       5,000     CY      $82.25     $   411,250.00
                                       -------             ------     --------------
                                            APPROXIMATE TOTAL         $10,265,250.00
                                                                      ==============

                                   ESCALATION

The Contract unit prices will be escalated as follows:

                                                      ESCALATION
                                                      (COMPOUNDED
               PERIOD                                  ANNUALLY)
   --------------------------------                   -----------
   Current to April 1, 1998                             None
   April 1, 1998 to April 1999                          2.0%
   April 1, 1999 to April 1, 2000                       2.5%
   April 1, 2000 to April 1, 2001                       2.5%
   April 1, 2001 to April 1, 2002                       3.0%

WASATCH CONSTRUCTORS                    GENEVA ROCK PRODUCTS, INC.
A JOINT VENTURE

BY:                                     BY:
   --------------------------------        -------------------------------------
   (Contractor)                            (Seller)
   W.H. (Bill) Murphy